EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
January 29, 2020	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Record Earnings

for the Year of 2019

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the fourth quarter and year of 2019. Earnings for the fourth quarter of 2019 were $63.3 million or $0.62 per diluted share as compared to earnings of $64.0 million or $0.62 per diluted share for the fourth quarter of 2018. Earnings for the year of 2019 were a record $260.1 million or $2.55 per diluted share as compared to earnings of $256.3 million or $2.45 per diluted share for the year of 2018.

Fourth quarter of 2019 results produced an annualized return on average assets of 1.29%, an annualized return on average equity of 7.42% and an annualized return on average tangible equity of 13.38%. For the year of 2019, United’s return on average assets was 1.34% while the return on average equity was 7.80% and the return on average tangible equity was 14.26%. United’s annualized returns on average assets, average equity and average tangible equity were 1.33%, 7.77% and 14.52%, respectively, for the fourth quarter of 2018 while the returns on average assets, average equity and average tangible equity were 1.36%, 7.84% and 14.65%, respectively, for the year of 2018.

“2019 was another great year for United Bankshares,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “We earned record net income of $260 million and record diluted earnings per share of $2.55, announced the intent to acquire Carolina Financial Corporation, our 32nd acquisition of the current administration, and increased dividends to our shareholders for the 46th consecutive year, a record only one other major banking company in the USA has been able to achieve.”

Net interest income for the fourth quarter of 2019 was $141.3 million, which was a decrease of $5.4 million or 4% from the fourth quarter of 2018. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the fourth quarter of 2019 was $142.1 million, a decrease of $5.6 million or 4% from the fourth quarter of 2018 due mainly to a decrease of 18 basis points in the average yield on earning assets and an increase of 7 basis points in the average cost of funds as compared to the fourth quarter of 2018. Partially offsetting these decreases to tax-equivalent net interest income for the fourth quarter of 2019 was an increase in average earning assets as compared to the fourth quarter of 2018. Average earning assets for the fourth quarter of 2019 increased $373.0 million or 2% from the fourth quarter of 2018 due mainly to an increase of $410.8 million or 3% in average net loans. In addition, average investment securities for the fourth quarter of 2019 increased $199.1 million or 8% from the fourth quarter of 2018. Partially offsetting these increases was a decrease in average short-term investments of $236.9 million or 28%. The net interest margin of 3.29% for the fourth quarter of 2019 was a decrease of 21 basis points from the net interest margin of 3.50% for the fourth quarter of 2018.

United Bankshares, Inc. Announces...

January 29, 2020

Page Two

Net interest income for the year of 2019 was $577.9 million, which was a decrease of $10.7 million or 2% from the year of 2018. Tax-equivalent net interest income for the year of 2019 was $581.7 million, which was a decrease of $11.3 million or 2% from the year of 2018 due mainly to an increase in the average cost of funds. The average cost of funds for the year of 2019 increased 45 basis points from the year of 2018 due to higher market interest rates and a change in the mix of interest bearing liabilities. Partially offsetting the decreases to tax-equivalent net interest income for the year of 2019 were increases in average earning assets and the average yield on those average earning assets. For the year of 2019, average earning assets increased $608.0 million or 4% from the year of 2018 due mainly to increases of $403.4 million or 3% in average net loans and $313.9 million or 14% in average investment securities. Average short-term investments decreased $109.2 million or 13%. The average yield on earning assets for the year of 2019 increased 11 basis points from the year of 2018 due primarily to higher market rates. Loan accretion on acquired loans was $38.8 million and $43.2 million for the year of 2019 and 2018, respectively, decreasing $4.4 million or 10%. The net interest margin of 3.39% for the year of 2019 was a decrease of 19 basis points from the net interest margin of 3.58% for the year of 2018.

On a linked-quarter basis, net interest income for the fourth quarter of 2019 was relatively flat from the third quarter of 2019, decreasing $635 thousand or less than 1%. United’s tax-equivalent net interest income for the fourth quarter of 2019 was also relatively flat from the third quarter of 2019, decreasing $698 thousand or less than 1% due mainly to a decrease of 10 basis points in the average yield on earning assets. In addition, average earning assets declined $191.1 million or 1%. Specifically, average short-term investments decreased $234.6 million or 28% while average investment securities increased $34.6 million or 1%. Average net loans were relatively flat for the quarter, increasing $8.9 million or less than 1%. Virtually offsetting the decreases was a decline of 14 basis points in the average cost of funds. In addition, loan accretion on acquired loans increased $1.4 million. Loan accretion on acquired loans was $8.6 million and $7.2 million for the fourth quarter and third quarter of 2019, respectively. The net interest margin of 3.29% for the fourth quarter of 2019 increased 2 basis points from the net interest margin of 3.27% for the third quarter of 2019.

For the quarters ended December 31, 2019 and 2018, the provision for loan losses was $5.9 million and $5.8 million, respectively, while the provision for the year of 2019 was $21.3 million as compared to $22.0 million for the year of 2018. Net charge-offs were $5.9 million and $21.0 million for the fourth quarter and year of 2019, respectively, as compared to $6.1 million and $21.9 million for the same time periods in 2018. Annualized net charge-offs as a percentage of average loans were 0.17% and 0.16% for the fourth quarter and year of 2019, respectively. On a linked-quarter basis, the provision for loan losses for the fourth quarter of 2019 increased $834 thousand while net charge-offs increased $1.6 million from the third quarter of 2019.

Noninterest income for the fourth quarter of 2019 was $37.2 million, which was an increase of $7.4 million or 25% from the fourth quarter of 2018. The increase was due mainly to an increase of $6.0 million in income from mortgage banking activities due to increased production and sales of mortgage loans in the secondary market by United’s mortgage banking subsidiary, George Mason Mortgage, LLC (George Mason). In addition, United recognized a net gain of $109 thousand on investment securities’ activity in the fourth quarter of 2019 as compared to a net loss of $1.9 million in the fourth quarter of 2018. Also, income from bank-owned life insurance policies increased $1.6 million from the fourth quarter of 2018 due to the recognition of death benefits of $1.7 million in the fourth quarter of 2019. Partially offsetting these increases was a net gain of $2.8 million on the sale of bank premises United recorded in the fourth quarter of 2018.

United Bankshares, Inc. Announces...

January 29, 2020

Page Three

Noninterest income for the year of 2019 was $150.5 million, which was an increase of $21.8 million or 17% from the year of 2018. The increase was due mainly to an increase of $18.8 million in income from mortgage banking activities primarily due to increased loan originations and a higher realized gain on sale margin by George Mason. In addition, fees from trust services increased $943 thousand due to an increase in managed assets, fees from brokerage services increased $789 thousand due to increased volume and income from bank-owned life insurance increased $2.3 million due to the recognition of $2.3 million in death benefits for the year of 2019. Also, United recognized a net gain of $175 thousand on investment securities’ activity in the year of 2019 as compared to a net loss of $2.6 million for the year of 2018. Partially offsetting these increases was the previously mentioned net gain of $2.8 million on the sale of bank premises in the year of 2018.

On a linked-quarter basis, noninterest income for the fourth quarter of 2019 decreased $5.0 million or 12% from the third quarter of 2019. This decrease was due mainly to a decrease of $6.5 million in income from mortgage banking activities due to decreased production and sales of mortgage loans in the secondary market as a result of a typical seasonal slowdown. Partially offsetting this decrease was an increase of $1.6 million in income from bank-owned life insurance policies due to the previously mentioned recognition of death benefits of $1.7 million in the fourth quarter of 2019.

Noninterest expense for the fourth quarter of 2019 was $96.9 million, an increase of $5.9 million or 6% from the fourth quarter of 2018 due mainly to an increase of $5.2 million in employee compensation expense. The increase was due primarily to an increase in employee commissions expense related to the increase in production and sales of mortgage loans at George Mason. In addition, other expense increased $2.6 million due to an increase of $1.2 million in donations and merger expenses of $589 thousand related to the announced acquisition of Carolina Financial Corporation. Partially offsetting these increases was a decline of $2.2 million in Federal Deposit Insurance Corporation (FDIC) assessment fees.

Noninterest expense for the year of 2019 was $382.7 million, an increase of $14.5 million or 4% from the year of 2018. In particular, employee compensation expense increased $9.5 million due mainly to increased salaries and commissions expense primarily related to the increase in production and sales of mortgage loans at George Mason. In addition, United recognized prepayment penalties on FHLB advances of $5.1 million in the second quarter of 2019 and other expense increased $5.6 million due mainly to an increase of $2.8 million on the amortization of income tax credits and an increase of $1.1 million in donations. The amortization of tax credits lowered the effective tax rate. Partially offsetting these increases were decreases of $3.4 million in FDIC insurance expense resulting from a small bank assessment credit and lower assessment fees, $1.6 million in net occupancy expense due mainly to a decline in building rental expense and $1.6 million in data processing fees due to lower fees under a new contract.

On a linked-quarter basis, noninterest expense for the fourth quarter of 2019 was relatively flat from the third quarter of 2019, increasing $766 thousand or less than 1%. An increase of $2.2 million in other expense due to an increase of $1.2 million in donations and the merger expenses of $589 thousand was virtually offset by a decline of $1.9 million in employee compensation due mainly to a decrease in commissions and incentives expense for George Mason.

United Bankshares, Inc. Announces...

January 29, 2020

Page Four

For the fourth quarter and year of 2019, income tax expense was $12.5 million and $64.3 million, respectively, as compared to $15.8 million and $70.8 million, respectively, in the fourth quarter and year of 2018. The decreases in 2019 were mainly due to a decline in the effective tax rate as a result of the increased benefit from income tax credits. On a linked-quarter basis, income tax expense for the fourth quarter of 2019 decreased $4.5 million from the third quarter of 2019 due to lower earnings and a lower effective tax rate. United’s effective tax rate was 16.5% for the fourth quarter of 2019, 20.5% for the third quarter of 2019 and 19.8% for the fourth quarter of 2018. For the year of 2019 and 2018, United’s effective tax rate was 19.8% and 21.7%, respectively.

United’s asset quality continues to be sound. At December 31, 2019, nonperforming loans were $131.1 million, or 0.96% of loans, net of unearned income, a decline from nonperforming loans of $142.8 million, or 1.06% of loans, net of unearned income, at December 31, 2018. As of December 31, 2019, the allowance for loan losses was $77.1 million or 0.56% of loans, net of unearned income, which was comparable to $76.7 million or 0.57% of loans, net of unearned income, at December 31, 2018. Total nonperforming assets of $146.6 million, including OREO of $15.5 million at December 31, 2019, represented 0.75% of total assets as compared to nonperforming assets of $159.7 million or 0.83% at December 31, 2018.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.7% at December 31, 2019 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.5%, 12.5% and 10.5%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

During the fourth quarter of 2019, United announced that it entered into a definitive merger agreement with Carolina Financial Corporation. Under the merger agreement, United will acquire 100% of the outstanding shares of Carolina Financial Corporation in exchange for common shares of United. The combined organization will be approximately $25 billion in assets with more than 200 locations in some of the most desirable banking markets in the nation. United recently filed a Form S-4 with the Securities and Exchange Commission regarding the proposed merger. United expects the merger to close during the second quarter of 2020.

As of December 31, 2019, United had consolidated assets of approximately $19.7 billion. United is the parent company of United Bank, the largest community bank headquartered in the D.C. Metro region. United Bank which comprises 138 full-service banking offices and 15 George Mason Mortgage, LLC locations, is located throughout Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania and Washington, D.C. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

United Bankshares, Inc. Announces...

January 29, 2020

Page Five

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2019 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2019 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December 31 2019	December 31 2018	December 31 2019	December 31 2018
EARNINGS SUMMARY:
Interest income	$ 183,869	$ 187,500	$ 762,562	$ 717,715
Interest expense	42,586	40,795	184,640	129,070
Net interest income	141,283	146,705	577,922	588,645
Provision for loan losses	5,867	5,823	21,313	22,013
Noninterest income	37,242	29,827	150,484	128,712
Noninterest expenses	96,900	91,002	382,654	368,179
Income before income taxes	75,758	79,707	324,439	327,165
Income taxes	12,473	15,757	64,340	70,823
Net income	$ 63,285	$ 63,950	$ 260,099	$ 256,342

PER COMMON SHARE:
Net income:
Basic	$ 0.62	$ 0.62	$ 2.55	$ 2.46
Diluted	0.62	0.62	2.55	2.45
Cash dividends	$ 0.35	$ 0.34	1.37	1.36
Book value			33.12	31.78
Closing market price			$ 38.66	$ 31.11
Common shares outstanding:
Actual at period end, net of treasury shares			101,553,671	102,323,488
Weighted average- basic	101,250,489	102,929,563	101,585,599	104,015,976
Weighted average- diluted	101,537,640	103,164,267	101,852,577	104,298,825

FINANCIAL RATIOS:
Return on average assets	1.29%	1.33%	1.34%	1.36%
Return on average shareholders’ equity	7.42%	7.77%	7.80%	7.84%
Return on average tangible equity (non-GAAP) (1)	13.38%	14.52%	14.26%	14.65%
Average equity to average assets	17.39%	17.10%	17.13%	17.34%
Net interest margin	3.29%	3.50%	3.39%	3.58%

	December 31 2019	December 31 2018	December 31 2017	September 30 2019
PERIOD END BALANCES:
Assets	$ 19,662,324	$ 19,250,498	$ 19,058,959	$ 19,751,461
Earning assets	17,344,638	16,971,602	16,741,819	17,389,984
Loans, net of unearned income	13,712,129	13,422,222	13,011,421	13,633,427
Loans held for sale	387,514	249,846	265,955	412,194
Investment securities	2,669,797	2,543,727	2,071,645	2,673,312
Total deposits	13,852,421	13,994,749	13,830,591	14,095,411
Shareholders’ equity	3,363,833	3,251,624	3,240,530	3,354,342

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended

	December 2019	December 2018	September 2019	June 2019	March 2019
Interest & Loan Fees Income (GAAP)	$183,869	$187,500	$190,351	$199,245	$189,097
Tax equivalent adjustment	851	1,060	914	977	993

Interest & Fees Income (FTE) (non-GAAP)	184,720	188,560	191,265	200,222	190,090
Interest Expense	42,586	40,795	48,433	48,692	44,929

Net Interest Income (FTE) (non-GAAP)	142,134	147,765	142,832	151,530	145,161

Provision for Loan Losses	5,867	5,823	5,033	5,417	4,996

Non-Interest Income:
Fees from trust services	3,597	3,385	3,574	3,438	3,264
Fees from brokerage services	2,468	2,383	2,378	2,766	2,524
Fees from deposit services	8,549	8,650	8,702	8,464	8,053
Bankcard fees and merchant discounts	1,154	784	1,262	1,102	1,156
Other charges, commissions, and fees	576	588	568	576	521
Income from bank owned life insurance	2,906	1,269	1,280	1,326	1,827
Income from mortgage banking activities	17,547	11,570	24,019	21,704	13,681
Net gain on the sale of bank premises	0	2,763	0	0	0
Net gains (losses) on investment securities	109	(1,926)	116	109	(159)
Other income	336	361	325	310	356

Total Non-Interest Income	37,242	29,827	42,224	39,795	31,223

Non-Interest Expense:
Employee compensation	44,399	39,200	46,313	44,301	38,949
Employee benefits	9,121	8,658	8,615	8,578	9,431
Net occupancy	8,734	8,686	8,698	8,667	8,751
Data processing	5,727	6,065	5,776	5,567	5,162
Amortization of intangibles	1,754	2,010	1,754	1,754	1,754
OREO expense	1,450	1,021	1,837	633	1,416
Equipment expense	3,522	3,518	3,698	3,675	3,315
FDIC expense	1,005	3,244	465	3,300	3,300
Prepayment penalties on FHLB borrowings	0	0	0	5,105	0
Other expense	21,188	18,600	18,978	18,615	17,347

Total Non-Interest Expense	96,900	91,002	96,134	100,195	89,425

Income Before Income Taxes (FTE) (non-GAAP)	76,609	80,767	83,889	85,713	81,963

Tax equivalent adjustment	851	1,060	914	977	993

Income Before Income Taxes (GAAP)	75,758	79,707	82,975	84,736	80,970

Taxes	12,473	15,757	17,010	17,529	17,328

Net Income	$63,285	$63,950	$65,965	$67,207	$63,642

MEMO: Effective Tax Rate	16.46%	19.77%	20.50%	20.69%	21.40%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Year Ended
	December	December	December	December
	2019	2018	2017	2016
Interest & Loan Fees Income (GAAP)	$ 762,562	$ 717,715	$ 623,806	$ 470,341
Tax equivalent adjustment	3,735	4,328	8,429	6,121

Interest & Fees Income (FTE) (non-GAAP)	766,297	722,043	632,235	476,462
Interest Expense	184,640	129,070	74,809	45,010

Net Interest Income (FTE) (non-GAAP)	581,657	592,973	557,426	431,452

Provision for Loan Losses	21,313	22,013	28,406	24,509

Non-Interest Income:
Fees from trust services	13,873	12,930	11,801	12,025
Fees from brokerage services	10,136	9,347	7,730	7,012
Fees from deposit services	33,768	33,973	33,622	32,858
Bankcard fees and merchant discounts	4,674	5,168	4,795	5,215
Other charges, commissions, and fees	2,241	2,228	2,057	2,059
Income from bank owned life insurance	7,339	5,045	5,110	5,794
Income from mortgage banking activities	76,951	58,109	58,907	3,450
Net gain on the sale of bank premises	0	2,763	0	0
Net gains (losses) on investment securities	175	(2,618)	5,584	280
Other income	1,327	1,767	2,039	1,339

Total Non-Interest Income	150,484	128,712	131,645	70,032

Non-Interest Expense:
Employee compensation	173,962	164,468	166,393	95,655
Employee benefits	35,745	36,172	34,997	26,591
Net occupancy	34,850	36,462	39,067	27,529
Data processing	22,232	23,800	21,019	15,280
Amortization of intangibles	7,016	8,039	7,772	3,944
OREO expense	5,336	3,444	6,003	5,844
Equipment expense	14,210	13,846	10,528	8,622
FDIC expense	8,070	11,464	7,051	8,548
Prepayment penalties on FHLB borrowings	5,105	0	0	0
Other expense	76,128	70,484	74,579	56,183

Total Non-Interest Expense	382,654	368,179	367,409	248,196

Income Before Income Taxes (FTE) (non-GAAP)	328,174	331,493	293,256	228,779

Tax equivalent adjustment	3,735	4,328	8,429	6,121

Income Before Income Taxes (GAAP)	324,439	327,165	284,827	222,658

Taxes	64,340	70,823	134,246	75,575

Net Income	$ 260,099	$ 256,342	$ 150,581	$ 147,083

MEMO: Effective Tax Rate	19.83%	21.65%	47.13%	33.94%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	December 31	December 31
	2019	2018	December 31	December 31	December 31
	Q-T-D Average	Q-T-D Average	2019	2018	2017

Cash & Cash Equivalents	$ 777,007	$ 1,025,695	$ 837,493	$ 1,020,396	$ 1,666,167

Securities Available for Sale	2,463,101	2,287,480	2,437,296	2,337,039	1,888,756
Securities Held to Maturity	1,463	20,017	1,446	19,999	20,428
Equity Securities	8,984	9,880	8,894	9,734	0
Other Investment Securities	210,855	167,953	222,161	176,955	162,461

Total Securities	2,684,403	2,485,330	2,669,797	2,543,727	2,071,645

Total Cash and Securities	3,461,410	3,511,025	3,507,290	3,564,123	3,737,812

Loans Held for Sale	368,966	226,028	387,514	249,846	265,955

Commercial Loans	9,347,641	9,433,610	9,399,170	9,447,420	9,822,027
Mortgage Loans	3,052,045	2,906,314	3,107,721	2,979,787	2,443,780
Consumer Loans	1,195,999	994,233	1,206,657	1,002,325	761,530

Gross Loans	13,595,685	13,334,157	13,713,548	13,429,532	13,027,337

Unearned Income	(2,823)	(9,290)	(1,419)	(7,310)	(15,916)

Loans, Net of Unearned Income	13,592,862	13,324,867	13,712,129	13,422,222	13,011,421

Allowance for Loan Losses	(77,073)	(76,933)	(77,057)	(76,703)	(76,627)

Goodwill	1,478,014	1,478,014	1,478,014	1,478,014	1,478,380
Other Intangibles	30,837	37,989	29,931	36,947	44,986

Total Intangibles	1,508,851	1,516,003	1,507,945	1,514,961	1,523,366

Operating Lease Right-of-Use Asset	59,031	---	57,783	---	---
Other Real Estate Owned	18,472	18,428	15,515	16,865	24,348
Other Assets	532,561	560,230	551,205	559,184	572,684

Total Assets	$ 19,465,080	$ 19,079,648	$ 19,662,324	$ 19,250,498	$ 19,058,959

MEMO: Interest-earning Assets	$ 17,165,071	$ 16,792,108	$ 17,344,638	$ 16,971,602	$ 16,741,819

Interest-bearing Deposits	$ 9,281,403	$ 9,615,474	$ 9,231,059	$ 9,577,934	$ 9,535,904
Noninterest-bearing Deposits	4,647,907	4,418,443	4,621,362	4,416,815	4,294,687

Total Deposits	13,929,310	14,033,917	13,852,421	13,994,749	13,830,591

Short-term Borrowings	132,621	193,971	374,654	351,327	477,587
Long-term Borrowings	1,836,423	1,481,732	1,838,029	1,499,103	1,363,977

Total Borrowings	1,969,044	1,675,703	2,212,683	1,850,430	1,841,564

Operating Lease Liability	62,662	---	61,342	---	---
Other Liabilities	118,702	106,671	172,045	153,695	146,274

Total Liabilities	16,079,718	15,816,291	16,298,491	15,998,874	15,818,429

Preferred Equity	---	---	---	---	---
Common Equity	3,385,362	3,263,357	3,363,833	3,251,624	3,240,530

Total Shareholders’ Equity	3,385,362	3,263,357	3,363,833	3,251,624	3,240,530

Total Liabilities & Equity	$ 19,465,080	$ 19,079,648	$ 19,662,324	$ 19,250,498	$ 19,058,959

MEMO: Interest-bearing Liabilities	$ 11,250,447	$ 11,291,177	$ 11,443,742	$ 11,428,364	$ 11,377,468

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December	December	September	June	March
Quarterly Share Data:	2019	2018	2019	2019	2019

Earnings Per Share:
Basic	$ 0.62	$ 0.62	$ 0.65	$ 0.66	$ 0.62
Diluted	$ 0.62	$ 0.62	$ 0.65	$ 0.66	$ 0.62

Common Dividend Declared Per Share	$ 0.35	$ 0.34	$ 0.34	$ 0.34	$ 0.34

High Common Stock Price	$ 40.70	$ 36.84	$ 39.98	$ 39.88	$ 39.14
Low Common Stock Price	$ 36.09	$ 29.13	$ 34.77	$ 35.42	$ 30.67

Average Shares Outstanding (Net of Treasury Stock):
Basic	101,250,489	102,929,563	101,432,243	101,773,643	101,894,786
Diluted	101,537,640	103,164,267	101,711,740	102,047,845	102,162,704

Common Dividends	$ 35,543	$ 34,975	$ 34,518	$ 34,688	$ 34,759

Dividend Payout Ratio	56.16%	54.69%	52.33%	51.61%	54.62%

		Year Ended
		December	December	December	December
YTD Share Data:		2019	2018	2017	2016

Earnings Per Share:
Basic		$ 2.55	$ 2.46	$ 1.54	$ 2.00
Diluted		$ 2.55	$ 2.45	$ 1.54	$ 1.99

Common Dividend Declared Per Share		$ 1.37	$ 1.36	$ 1.33	$ 1.32

Average Shares Outstanding (Net of Treasury Stock):
Basic		101,585,599	104,015,976	97,502,633	73,531,992
Diluted		101,852,577	104,298,825	97,890,078	73,893,127

Common Dividends		$ 139,508	$ 141,610	$ 131,755	$ 98,696

Dividend Payout Ratio		53.64%	55.24%	87.50%	67.10%

EOP Employees (full-time equivalent)		2,204	2,230	2,381	1,701

	Three Months Ended
	December	December	September	June	March
EOP Share Data:	2019	2018	2019	2019	2019
Book Value Per Share	$ 33.12	$ 31.78	$ 33.03	$ 32.70	$ 32.19
Tangible Book Value Per Share (1)	$ 18.27	$ 16.97	$ 18.16	$ 17.87	$ 17.37

52-week High Common Stock Price	$ 40.70	$ 39.95	$ 39.98	$ 39.95	$ 39.95
Date	11/05/19	08/21/18	09/13/19	08/21/18	08/21/18
52-week Low Common Stock Price	$ 30.67	$ 29.13	$ 30.67	$ 29.13	$ 29.13
Date	01/02/19	12/27/18	01/02/19	12/27/18	12/27/18

EOP Shares Outstanding (Net of Treasury Stock):	101,553,671	102,323,488	101,555,696	101,963,030	102,118,029

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$ 3,363,833	$ 3,251,624	$ 3,354,342	$ 3,333,858	$ 3,286,891
Less: Total Intangibles	(1,507,945)	(1,514,961)	(1,509,699)	(1,511,453)	(1,513,207)

Tangible Equity (non-GAAP)	$ 1,855,888	$ 1,736,663	$ 1,844,643	$ 1,822,405	$ 1,773,684
÷ EOP Shares Outstanding (Net of Treasury Stock)	101,553,671	102,323,488	101,555,696	101,963,030	102,118,029
Tangible Book Value Per Share (non-GAAP)	$ 18.27	$ 16.97	$ 18.16	$ 17.87	$ 17.37

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2019	December 2018	September 2019	June 2019	March 2019
Selected Yields and Net Interest Margin:
Net Loans	4.65%	4.86%	4.75%	5.10%	4.91%
Investment Securities	2.74%	2.92%	2.90%	2.90%	2.93%
Money Market Investments/FFS	2.57%	2.57%	2.98%	2.81%	3.20%
Average Earning Assets Yield	4.28%	4.46%	4.38%	4.67%	4.54%
Interest-bearing Deposits	1.33%	1.25%	1.49%	1.46%	1.37%
Short-term Borrowings	1.52%	1.52%	1.78%	1.79%	1.61%
Long-term Borrowings	2.35%	2.58%	2.44%	2.70%	2.77%
Average Liability Costs	1.50%	1.43%	1.64%	1.66%	1.58%
Net Interest Spread	2.78%	3.03%	2.74%	3.01%	2.96%
Net Interest Margin	3.29%	3.50%	3.27%	3.53%	3.46%

Selected Financial Ratios:
Return on Average Common Equity	7.42%	7.77%	7.79%	8.12%	7.88%
Return on Average Assets	1.29%	1.33%	1.33%	1.38%	1.34%
Return on Average Tangible Equity (non-GAAP) (1)	13.38%	14.52%	14.16%	14.90%	14.64%
Efficiency Ratio	54.28%	51.55%	52.21%	52.64%	50.99%

Note:

(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$ 63,285	$ 63,950	$ 65,965	$ 67,207	$ 63,642

(b) Number of days	92	92	92	91	90

Average Total Shareholders’ Equity (GAAP)	$3,385,362	$3,263,357	$3,359,437	$3,220,987	$3,276,822

Less: Average Total Intangibles	(1,508,851)	(1,516,003)	(1,510,653)	(1,512,400)	(1,514,168)

(c) Average Tangible Equity (non-GAAP)	$1,876,511	$1,747,354	$1,848,784	$1,808,587	$1,762,654

Return on Tangible Equity (non-GAAP) [(a) / (b)] x 365 / (c)	13.38%	14.52%	14.16%	14.90%	14.64%

		Year Ended
		December 2019	December 2018	December 2017	December 2016
Selected Yields and Net Interest Margin:
Net Loans		4.85%	4.77%	4.56%	4.38%
Investment Securities		2.86%	2.73%	2.63%	2.89%
Money Market Investments/FFS		2.91%	2.29%	1.23%	0.51%
Average Earning Assets Yield		4.47%	4.36%	4.07%	4.00%
Interest-bearing Deposits		1.41%	0.97%	0.54%	0.42%
Short-term Borrowings		1.67%	1.00%	0.51%	0.39%
Long-term Borrowings		2.56%	2.34%	1.80%	1.28%
Average Liability Costs		1.60%	1.15%	0.69%	0.53%
Net Interest Spread		2.87%	3.21%	3.38%	3.47%
Net Interest Margin		3.39%	3.58%	3.58%	3.62%

Note:

(1) Includes allowance for loan losses and reserve for lending-related commitments

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Year Ended
	December		December		December		December
	2019		2018		2017		2016

Selected Financial Ratios:
Return on Average Common Equity	7.80%		7.84%		5.09%		7.67%
Return on Average Assets	1.34%		1.36%		0.85%		1.10%
Return on Average Tangible Equity (non-GAAP) (1)	14.26%		14.65%		9.18%		13.39%
Loan / Deposit Ratio	98.99%		95.91%		94.08%		95.78%
Allowance for Loan Losses/ Loans, Net of Unearned Income	0.56%		0.57%		0.59%		0.70%
Allowance for Credit Losses (2)/ Loans, Net of Unearned Income	0.57%		0.58%		0.59%		0.71%
Nonaccrual Loans / Loans, Net of Unearned Income	0.46%		0.51%		0.84%		0.81%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.07%		0.11%		0.08%		0.08%
Non-performing Loans/ Loans, Net of Unearned Income	0.96%		1.06%		1.30%		1.10%
Non-performing Assets/ Total Assets	0.75%		0.83%		1.01%		1.00%
Primary Capital Ratio	17.44%		17.23%		17.34%		15.84%
Shareholders’ Equity Ratio	17.11%		16.89%		17.00%		15.41%
Price / Book Ratio	1.17	x	0.98	x	1.13	x	1.68	x
Price / Earnings Ratio	15.14	x	12.71	x	22.59	x	23.24	x
Efficiency Ratio	52.53%		51.32%		53.98%		50.10%

Notes:

(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$ 260,099		$ 256,342		$ 150,581		$147,083

Average Total Shareholders’ Equity (GAAP)	$3,336,075		$3,268,944		$2,959,293		$1,918,887
Less: Average Total Intangibles	(1,511,501)		(1,519,174)		(1,319,109)		(820,558)

(b) Average Tangible Equity (non-GAAP)	$1,824,574		$1,749,770		$1,640,184		$1,098,329

Return on Tangible Equity (non-GAAP) [(a) / (b)]	14.26%		14.65%		9.18%		13.39%
(2) Includes allowance for loan losses and reserve for lending-related commitments

	Three Months Ended
	December	December	September	June	March
	2019	2018	2019	2019	2019
Mortgage Banking Data – George Mason:
Applications	$896,000	$714,000	$1,290,000	$1,278,000	$866,000
Loans originated	777,312	530,088	907,896	801,926	454,588
Loans sold	$800,400	$514,294	$865,873	$680,986	$457,192
Purchase money % of loans closed	66%	86%	63%	81%	86%
Realized gain on sales and fees as a % of loans sold	2.84%	2.82%	2.74%	2.89%	3.07%
Net interest income	$547	$287	$203	$111	$55
Other income	19,946	13,726	24,331	23,501	16,106
Other expense	18,419	15,066	20,256	18,771	14,842
Income taxes (benefit)	192	(121)	877	1,004	282
Net income (loss)	$1,882	$(932)	$3,401	$3,837	$1,037

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Year Ended
	December	December
Mortgage Banking Data – George Mason:	2019	2018

Applications	$4,330,000	$3,912,000
Loans originated	2,941,722	2,619,454
Loans sold	$2,804,451	$2,608,242
Purchase money % of loans closed	72%	83%
Realized gain on sales and fees as a % of loans sold	2.86%	2.72%
Net interest income	$916	$1,315
Other income	83,884	68,555
Other expense	72,288	72,632
Income taxes (benefit)	2,355	(505)
Net income (loss)	$10,157	$(2,257)

Period End Mortgage Banking Data – George Mason:	December	December	September	June	March
	2019	2018	2019	2019	2019
Locked pipeline	$ 143,465	$ 122,677	$ 262,313	$ 305,843	$ 223,657

	December	December	September	June	March
Asset Quality Data:	2019	2018	2019	2019	2019

EOP Non-Accrual Loans	$63,209	$68,544	$69,884	$71,123	$63,402
EOP 90-Day Past Due Loans	9,494	14,851	9,840	12,729	15,572
EOP Restructured Loans (1) (2)	58,369	59,425	60,559	58,750	56,778

Total EOP Non-performing Loans	$131,072	$142,820	$140,283	$142,602	$135,752

EOP Other Real Estate & Assets Owned	15,515	16,865	18,367	14,469	17,465

Total EOP Non-performing Assets	$146,587	$159,685	$158,650	$157,071	$153,217

Notes:

(1)

Restructured loans with an aggregate balance of $48,387, $50,757, $48,586, $47,459 and $48,899 at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.

(2)	Restructured loans with an aggregate balance of $265 and $690 at March 31, 2019 and December 31, 2018, respectively, were 90 days or more past due, but are not included in “EOP 90-Day Past Due Loans.”

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December	December	December	December	December
Allowance for Loan Losses:	2019	2018	2019	2018	2017

Beginning Balance	$77,098	$76,941	$76,703	$76,627	$72,771
Provision for Loan Losses	5,867	5,823	21,313	22,013	28,406

	82,965	82,764	98,016	98,640	101,177
Gross Charge-offs	(9,704)	(7,992)	(29,110)	(28,606)	(32,863)
Recoveries	3,796	1,931	8,151	6,669	8,313

Net Charge-offs	(5,908)	(6,061)	(20,959)	(21,937)	(24,550)

Ending Balance	$77,057	$76,703	$77,057	$76,703	$76,627
Reserve for lending-related commitments	1,733	1,389	1,733	1,389	679

Allowance for Credit Losses (1)	$78,790	$78,092	$78,790	$78,092	$77,306

Note:

(1)	Includes allowance for loan losses and reserve for lending-related commitments.